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                                                                    EXHIBIT 11
                             NEMATRON CORPORATION
                      CALCULATION OF EARNINGS  PER SHARE
          THREE AND NINE MONTH PERIODS ENDED JUNE 30, 1996 AND 1995

                                                                                     THREE MONTHS ENDED
                                                                                           JUNE 30
                                                                        ---------------------------------------
                                                                     REF          1996                1995
                                                                        ----------------------  ---------------
ASSUMPTIONS:
  Weighted average common shares outstanding                                       3,372,683      2,563,934
  Weighted average options and warrants outstanding                                1,054,738        n/a
  Number of options and warrants outstanding at end of period                      1,062,375        n/a
  20% of weighted average common shares outstanding                                  674,537
  Number of common shares obtainable upon exercise of outstanding options and warrants as a percentage of outstanding common
      shares                                                                           31.27%
  Average exercise price of options and warrants                                       $3.49
  Average market price of common stock during the period                               $8.90

COMPUTATIONS:
  APPLICATION OF ASSUMED PROCEEDS:
    Toward repurchase of outstanding common stock at average
      market price, limited to 20% of outstanding shares,
      or 674,537 shares (quarter) or 610,358 (nine months) in 1996                $3,708,397        n/a
    Toward reduction of debt, if applicable                                                0
    Computation not applicable in FY 1995; option prices exceed average market price of common stock
                                                                                   ---------
    Total proceeds from exercise of options and warrants                          $3,708,397        n/a
                                                                                  ==========      =========

  ADJUSTMENT OF NET INCOME:
                                                                                    --------      ---------
    Actual net income                                                 A             $103,458       $102,439
    Interest reduction at 10.5% in FY 1996                                                 0
                                                                                   ---------      ---------
    Interest reduction not applicable in FY 1995                                                    n/a
    Adjusted net income                                               B             $103,458       $102,439
                                                                                    ========       ========

  ADJUSTMENT OF SHARES OUTSTANDING:
    Weighted average common shares outstanding                        C            3,372,683      2,563,934
    Net additional shares (1,054,738 - 416,869) - Three months                       637,869
    Net additional shares (1,094,465 - 531,937) - Nine months
    Net additional shares - not applicable in FY 1995                                               n/a
                                                                                   ---------      ---------
    Adjusted shares outstanding                                       D            4,010,551      2,563,934
                                                                                   =========      =========

  EARNINGS PER SHARE:
    Before adjustment                                                A/C              $0.031         $0.040
    After adjustment                                                 B/D              $0.026        n/a

    Use for primary earnings per share for financial statements                        $0.03          $0.04
                                                                                    ========      =========

                                                                               NINE MONTHS ENDED
                                                                                    JUNE 30
                                                                         -------------------------
                                                                         1996                1995
                                                                         ----------     ----------
ASSUMPTIONS:
  Weighted average common shares outstanding                              3,051,788      2,024,028
  Weighted average options and warrants outstanding                       1,094,465        n/a
  Number of options and warrants outstanding at end of period             1,062,375        n/a
  20% of weighted average common shares outstanding                         610,358
  Number of common shares obtainable upon exercise of outstanding options and warrants as a percentage of outstanding common
      shares                                                                  35.86%
  Average exercise price of options and warrants                              $3.35
  Average market price of common stock during the period                      $6.97

COMPUTATIONS:
  APPLICATION OF ASSUMED PROCEEDS:
    Toward repurchase of outstanding common stock at average
      market price, limited to 20% of outstanding shares,
      or 674,537 shares (quarter) or 610,358 (nine months) in 1996       $3,708,397        n/a
    Toward reduction of debt, if applicable                                       0
    Computation not applicable in FY 1995; option prices exceed average market price of common stock
                                                                          ---------
    Total proceeds from exercise of options and warrants                 $3,708,397        n/a
                                                                          =========      =========
  ADJUSTMENT OF NET INCOME:
    Actual net income                                                 A    $234,177       $137,564
    Interest reduction at 10.5% in FY 1996                                        0
    Interest reduction not applicable in FY 1995                                           n/a
                                                                          ---------      ---------
    Adjusted net income                                               B    $234,177       $137,564
                                                                          =========      =========
  ADJUSTMENT OF SHARES OUTSTANDING:
    Weighted average common shares outstanding                        C   3,051,788      2,024,028
    Net additional shares (1,054,738 - 416,869) - Three months
    Net additional shares (1,094,465 - 531,937) - Nine months               562,528
    Net additional shares - not applicable in FY 1995                                      n/a
                                                                          ---------      ---------
    Adjusted shares outstanding                                           3,614,316      2,024,028
                                                                          =========      =========
  EARNINGS PER SHARE:
    Before adjustment                                                A/C     $0.077         $0.068
    After adjustment                                                 B/D     $0.065        n/a

    Use for primary earnings per share for financial statements               $0.06          $0.07
                                                                          =========      =========

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In fiscal 1995, the exercise price of options and warrants exceeded the average market price of the Company's stock for all periods presented, so the options and warrants are not considered in the earnings per share calculations.